Exhibit 99.1

Press Release

Intelligent Bio Solutions Accelerates Global Adoption of Fingerprint Drug Testing

Company surpasses 450 accounts across 24 countries as global demand for fingerprint drug testing surges

NEW YORK, May 15, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced recent growth highlights across its global operations, driven by new account acquisitions, expansion into new testing areas and sectors, and continued penetration into safety-critical industries.

The Company’s total number of active accounts has surpassed 450, with 35 new accounts added in fiscal Q3 alone. INBS’ Intelligent Fingerprinting Drug Screening System, which detects recent drug use in under ten minutes through fingerprint sweat analysis, continues to gain traction for its speed, portability, and ease of use. This latest growth aligns with INBS’ strategic localization and international expansion plans, targeting high-demand markets.

Recent commercial milestones include:

●	Continued growth across core industries – manufacturing, transport, logistics, engineering and mining.

●	Expansion into new sectors and global regions:

○	Entry into the luxury marine sector in Europe, where remote testing capabilities support yacht-based operations.

○	Expansion into regional and remote testing programs in Australia.

○	New adoption within Australia’s waste and recycling sector, including pre-employment and for-cause testing.

○	Penetration into the retail sector in Australia, including a major e-commerce brand.

●	Plans are underway to introduce a collected testing service, providing further flexibility for high-volume customers.

Additionally, INBS is strengthening its distributor ecosystem to support sustained international growth. The Company’s global distributor network now spans 19 countries through 18 partners, enabling localized support and faster market access.

“Traditional testing methods aren’t keeping up with operational demands – our solution is,” said Doug Heath, Vice President of Global Sales at Intelligent Bio Solutions. “Industries are moving quickly to adopt a system that’s fast, diverse in its capabilities, and easy to implement.”

These latest growth milestones build on the Company’s strategic expansion efforts across high-potential industries and regions. With over 450 active accounts and adoption across 24 countries, INBS continues to scale its global footprint and extend the reach of its fingerprint sweat-based testing system. These commercial developments strengthen the Company’s foundation ahead of its planned entry into the multi-billion-dollar U.S. market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com